Exhibit 21.1

Seagate Technology Public Limited Company Subsidiaries as of June 29, 2012

Seagate Technology Public Limited Company	Ireland
Seagate Technology	Cayman
Seagate Technology (Dublin Branch)	Ireland
Seagate Technology HDD Holdings	Cayman
Seagate Technology HDD Holdings (Dublin Branch)	Ireland
Seagate HDD Cayman	Cayman
Seagate Technology (US) Holdings, Inc.	Delaware
EVault, Inc.	Delaware
EVault Canada Inc.	Canada
EVault (EMEA) B.V.	Netherlands
EVault UK Limited	United Kingdom
i365 GmbH	Germany
Quinta Corporation	California
Seagate Technology LLC	Delaware
Seagate Technology AB	Sweden
Seagate Technology Australia Pty Limited	Australia
Seagate Technology Canada Inc.	Canada
Seagate Technology GmbH	Germany
Seagate Technology (Hong Kong) Limited	Hong Kong
Beijing Representative Office	China
Shanghai Representative Office	China
Shenzhen Representative Office	China
Seagate Technology SAS	France
Seagate Technology Taiwan Ltd.	Taiwan
Seagate US LLC	Delaware
Seagate Technology International	Cayman
Seagate Technology International (Netherlands Branch)	Netherlands
Seagate Technology International (Singapore Branch)	Singapore
Seagate Brasil Comércio e Distribuição de Produtos de Informática Ltda.	Brazil
Maxtor Global Ltd.	Bermuda
Maxtor Luxembourg S.àr.l.	Luxembourg
Penang Seagate Industries (M) Sdn. Bhd.	Malaysia
Seagate Business Centre (UK) Ltd.	United Kingdom
Seagate Business Centre (US) LLC	Delaware
Seagate Business Centre (Singapore) Pte. Ltd.	Singapore
Seagate Business Centre GmbH	Germany
Seagate Korea Ltd.	Korea
Seagate International (Johor) Sdn. Bhd.	Malaysia
Seagate Memory Products International	Cayman
Seagate Singapore International Headquarters Pte. Ltd.	Singapore
Seagate Technology International (Wuxi) Co. Ltd.	China
Seagate Technology (Netherlands) B.V.	Netherlands
Nippon Seagate Inc.	Japan
Seagate Technology Asia Holdings	Cayman
Seagate Technology China Holding Company	Cayman
Seagate Technology Manufacturing (Hong Kong) Limited	Hong Kong
Seagate Technology (Suzhou) Co. Ltd.	China
Seagate Technology HDD (India) Private Limited	India
Seagate Technology (Ireland)	Cayman
Seagate Technology (Ireland) (Springtown Branch)	United Kingdom
Seagate Technology (Malaysia) Holding Company	Cayman
Senai Seagate Industries (M) Sdn. Bhd.	Malaysia
Seagate Technology UK Ltd.	United Kingdom
Seagate Technology UK Ltd. (Dublin Branch)	Ireland
Seagate Technology (Thailand) Limited	Thailand